SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2019

CannAwake Corporation

(Exact name of registrant as specified in charter)

Delaware	000-30563
(State or other jurisdiction of incorporation)	(Commission File Number)

HC1 Box 360, 107355 Nipton Rd., Nipton, CA	92364
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 760-664-2200

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 2.02	Results of Operations and Financial Condition .

On November 19, 2019, the Nipton township property, held by the Company’s wholly-owned subsidiary, Nipton, Inc. (“Nipton”), was foreclosed upon in a trustee’s sale due to defaults in the payments provided for in the property’s purchase agreement payment schedule for the balance of the purchase price for the property.   Accordingly, Nipton no longer has title to the Nipton township property. On April 6, 2018, American Green, Inc. had transferred ownership of Nipton, holding title to the Nipton township property (subject to the original owner’s mortgage), to the Company, in exchange for issuance to American Green , Inc. of 160,000 shares of the Company’s Series A Convertible Preferred Stock.

Discussions are continuing with the original seller of the property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2019	CANNAWAKE CORPORATION

	By:	/s/ Scott Stoegbauer
President

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